Exhibit 10.1
CAVCO INDUSTRIES, INC.
STOCK OPTION AGREEMENT
Dear [Optionee]:

Effective [Date of Grant], you have been granted a non-qualified Option to purchase up to [Number of Shares] shares of the common stock, par value $.01 per share, of Cavco Industries, Inc., a Delaware corporation (the "Company"), for $[Option Price] per share (the "Option"). This Option is granted under the Cavco Industries, Inc. 2005 Stock Incentive Plan (as such plan may be amended from time to time, the "Plan"). A copy of the Plan is available to you upon request to the Corporate Secretary during the term of this Option. This Option will terminate upon the close of business on [Termination Date] unless earlier terminated as described herein or in the Plan. This Option will vest and become exercisable in the amounts and on the dates shown below, provided that, except as expressly provided in the proviso of the first sentence of the next paragraph, the optionee must be in continuous Employment or in continuous service as a Director from the Grant Date through the date shown below for the Option to vest as to the amount shown for such date: [Vesting Schedule].
Except as otherwise provided below in this award agreement: (i) all rights to exercise this Option shall terminate four (4) months after the date the optionee ceases to be an employee of the Company, or ceases to be a Director, whichever may occur later, for any reason other than death or Disability, (ii) in the event of the optionee's death, this Option will terminate fifteen (15) months thereafter and (iii) in the event of the optionee's Disability and resulting termination of Employment, this Option will terminate six (6) months after such optionee's Employment Termination Date; provided however, if this Option is held by a Director who, on the date he or she ceases to be a Director (and, if also an employee, ceases to be an employee), has at least ten (10) years of service as a Director, then all Shares subject to this Option will vest on the date the Director ceases to be a Director, and all rights to exercise this Option will terminate three (3) years thereafter. In no case may this Option be exercised later than [Termination Date]. If the Employment of the optionee or the optionee's service as a Director is terminated for cause, this Option shall thereafter be null and void for all purposes.
The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise. The purchase price for any shares purchased pursuant to the exercise of an Option, and in the case of an employee, applicable tax withholdings will be paid by any one or a combination of the following: (a) delivery of cash, check or wire transfer, (b) effecting a broker-assisted cashless exercise, which involves the immediate sale of the stock received upon exercise in the open market through an approved broker who will pay to the Company the exercise price and in the case of an employee applicable tax withholdings attributable to such exercise or (c) by a “Net Share Exercise” arrangement pursuant to which the Company will reduce the number of shares issuable upon exercise by the largest whole number of shares with an aggregate fair market value that does not exceed the aggregate exercise price (with the remainder of the exercise price to be paid in cash). For the Purpose of a Net Share Exercise, the term "fair market value" shall mean the closing price of a Share as reported on the NASDAQ Global Select Market on the trading date immediately preceding the date that the Option is exercised.

This Option is subject to the Plan, and the Plan will govern where there is any inconsistency between the Plan and this Option. The provisions of the Plan are also provisions of this Option, and all terms, provisions and definitions set forth in the Plan are incorporated in this Option and made a part of this Option for all purposes. Capitalized terms used but not defined in this Option will have the meanings assigned to such terms in the Plan. This Option has been signed in duplicate by Cavco Industries, Inc. and delivered to you, and (when you sign below) has been accepted by you effective as of [Effective Date].
ACCEPTED BY OPTIONEE                CAVCO INDUSTRIES, INC.
as of [Effective Date]

_________________________________        By: _________________________________
[Optionee]                        [Corporate Officer]